EXHIBIT 12.1


         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                        (Excluding Interest on Deposits)


         The Corporation's ratios of earnings to fixed charges (excluding interest on deposits) for the five years ended June 30, 1999 were as follows:

                                        Nine Months            Years Ended June 30,
                                      Ended March 31, ----------------------------------------
                                           2000        1999     1998     1997   1996     1995
                                      --------------  ------  --------  ------ ------  -------
Income before income taxes,
     extraordinary item and
    cumulative effect of accounting
     changes                            4,291          6,221    5,281   3,103   4,084   4,962
Income tax expense                      1,456          2,117    1,756     511   1,303   1,658
Income before extraordinary item
     and cumulative effect of
     accounting changes                 2,835          4,104    3,525   2,592   2,781   3,304
Extraordinary item, net of tax
Cumulative effect of accounting
     changes                                                           (1,224)
Net income                              2,835          4,104    3,525   1,368   2,781   3,304
Fixed charges:
     Total fixed charges                6,619          5,531    4,913   5,307   5,181   4,800
Earnings (for ratio calculation)       10,910         11,752   10,914   8,410   9,265   9,762
Ratio of earnings to fixed charges       1.65           2.12     2.07    1.58    1.79    2.03

         For purposes of computing the ratio of earnings to fixed charges, earnings represent net income before income taxes plus fixed charges. Fixed charges excluding interest on deposits consist of interest on all debt and borrowings. Fixed charges including interest on deposits consist of the foregoing items plus interest on deposits.

                                                                    EXHIBIT 12.2


         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                        (Including Interest on Deposits)

         The Corporation's ratios of earnings to fixed charges (including interest on deposits) for the five years ended June 30, 1999 were as follows:

                                        Nine Months            Years Ended June 30,
                                      Ended March 31, ----------------------------------------
                                           2000        1999     1998     1997   1996     1995
                                      --------------  ------  --------  ------ ------  -------
Income before income taxes,
     extraordinary item and
     cumulative effect of accounting
     changes                             4,291         6,211     5,281   3,103   4,084   4,962
Income tax expense                       1,456         2,117     1,756     511   1,303   1,658
Income before extraordinary item
     and cumulative effect of
     accounting changes                  2,835         4,104     3,525   2,592   2,781   3,304
Extraordinary item, net of tax                                                     ---     ---
Cumulative effect of accounting
     changes                                                            (1,224)    ---     ---
Net income
Fixed charges:                           2,835         4,104     3,525   1,368   2,781   3,304
     Total fixed charges                21,433        21,956    20,118  19,924  19,104  15,693
Earnings (for ratio calculation)        25,724        28,117    25,399  21,803  23,188  20,655
Ratio of earnings to fixed charges        12.0          1.28      1.26    1.16    1.21    1.32

         For purposes of computing the ratio of earnings to fixed charges, earnings represent net income before income taxes plus fixed charges. Fixed charges excluding interest on deposits consist of interest on all debt and borrowings. Fixed charges including interest on deposits consist of the foregoing items plus interest on deposits.